Exhibit 4.6
          THIRTEENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 16, 2011, among ALERE INC., a Delaware corporation (the “Issuer”), each of the Guarantors under the Indenture referred to below (the “Guarantors”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH:
          WHEREAS the Issuer has heretofore executed and delivered to the Trustee an Indenture dated as of August 11, 2009, as amended, supplemented and modified by a First Supplemental Indenture dated as of August 11, 2009, a Second Supplemental Indenture dated as of September 22, 2009, a Fourth Supplemental Indenture dated as of November 25, 2009, a Sixth Supplemental Indenture dated as of February 1, 2010, an Eighth Supplemental Indenture dated as of March 1, 2010, a Tenth Supplemental Indenture dated as of March 19, 2010 and a Twelfth Supplemental Indenture dated as of June 16, 2011 (as so amended, supplemented and modified, and as further amended, supplemented or modified to date, the “Indenture”), by and among the Issuer, the Guarantors and the Trustee, providing for the issuance of 7.875% Senior Notes due 2016 (the “Notes”);
          WHEREAS, pursuant to that certain Consent Solicitation Statement dated May 31, 2011, as amended and supplemented to date (the “Consent Solicitation Statement”), the Issuer solicited the consents of the holders of the Notes to the Proposed Amendments and Waivers (as defined in the Consent Solicitation Statement) with respect to the Indenture;
          WHEREAS, the approval by written consent of the holders of at least a majority of the aggregate principal amount of the Notes outstanding as of May 31, 2011 (the “Record Date”), which is the record date fixed by the Issuer in accordance with Section 9.04 of the Indenture, of which record date the Trustee has been duly notified in writing by the Issuer in accordance with Section 9.04, is sufficient to approve the aforesaid Proposed Amendments and Waivers in accordance with the Indenture;
          WHEREAS, having received the approval of the holders of at least a majority of the aggregate principal amount of the Notes outstanding as of the Record Date (the “Requisite Consent”) pursuant to Section 9.02(a) of the Indenture with respect to the Proposed Amendments and Waivers, the Issuer, the Guarantors and the Trustee desire to effect the Proposed Amendments and Waivers, as provided hereinafter;
          WHEREAS, all conditions precedent set forth in the Consent Solicitation Statement and the Indenture to the execution and delivery of this of this Supplemental Indenture by the Issuer, the Guarantors and the Trustee have been satisfied, and all things necessary have been done to make this Thirteenth Supplemental Indenture, when executed and delivered by the Issuers and the Guarantors, the legal, valid and binding agreement of the Issuers and the Guarantors, in accordance with its terms; and
          WHEREAS, the Issuer and the Guarantors have requested that the Trustee execute and deliver this Thirteenth Supplemental Indenture;

          NOW, THEREFORE in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Thirteenth Supplemental Indenture hereby agree as follows:
          SECTION 1. Definitions. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
          SECTION 2. Amendment of Section 4.08. Section 4.08 of the Indenture (Limitation on Restricted Payments) is hereby amended as follows:
     (a) The parenthetical in the lead-in of Section 4.08(a)(3) is hereby amended and restated in its entirety as follows:
“(other than Restricted Payments made pursuant to clauses (2) through (7), (8) (with respect to non-cash dividends only), (10), (11) and (12) of Section 4.08(b)),”;
     (b) Section 4.08(b) is hereby amended to (i) delete the word “or” at the end of clause (10) thereof; (ii) renumber current clause (11) thereof as clause (12) thereof (and change the reference to “clause (11)” therein to be a reference to “clause (12)”); and (iii) insert the following new clause (11) immediately following clause (10) thereof and immediately preceding the newly renumbered clause (12) thereof:
“(11) redemptions and repurchases of Equity Interests of the Issuer held by any Person; provided, however, that the aggregate cash consideration paid for all such redemptions and repurchases made pursuant to this clause (11) shall not exceed $200.0 million in the aggregate;”; and
     (c) The reference to “clause (11)” in clause (x) of the proviso at the end of Section 4.08(b) is hereby amended to refer instead to “clause (12)”.
          SECTION 3. Waivers. In accordance with Section 9.02(a) of the Indenture, the Proposed Waivers (as defined in the Consent Solicitation Statement), having received the Requisite Consent, are hereby effective (subject to Section 4) in accordance with Article IX of the Indenture and incorporated herein by reference.
          SECTION 4. Effectiveness of Amendments and Waivers. This Supplemental Indenture shall be effective upon execution hereof by the Issuer, the Guarantors and the Trustee; provided, however, that the aforesaid Proposed Amendments and Waivers shall not take effect until the payment of the Consent Fee (as defined in the Consent Solicitation Statement) in accordance with the Consent Solicitation Statement. If the Consent Solicitation (as defined in the Consent Solicitation Statement) is terminated, withdrawn or otherwise not completed in accordance with the Consent Solicitation, or the Consent Fee is not paid in accordance with the

Consent Solicitation Statement, this Supplemental Indenture shall automatically become null and void ab initio.
          SECTION 5. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly modified hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
          SECTION 6. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.
          SECTION 7. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
          SECTION 8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          SECTION 9. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ISSUER: ALERE INC.
By:	/s/ David A. Teitel
	Name:	David A. Teitel
	Title:	Chief Financial Officer and Treasurer
Signature Page to Thirteenth Supplemental Indenture — 7.875% Notes due 2016

GUARANTORS:

ALERE GENETICS, INC.
ALERE HEALTH IMPROVEMENT COMPANY
ALERE HEALTH, LLC
ALERE HEALTH SYSTEMS, INC.
ALERE HEALTHCARE OF ILLINOIS, INC.
ALERE HOME MONITORING, INC.
ALERE INTERNATIONAL HOLDING CORP.
ALERE MEDICAL, INC.
ALERE OF NEW YORK, INC.
ALERE NEWCO, INC.
ALERE NEWCO II, INC.
ALERE NORTH AMERICA, INC.
ALERE SAN DIEGO, INC.
ALERE SCARBOROUGH, INC.
ALERE US HOLDINGS, LLC
ALERE WELLOLOGY INC.
ALERE WOMEN’S AND CHILDREN’S HEALTH, LLC
AMEDITECH INC.
BINAX, INC.

By:	/s/ David A. Teitel
	Name:	David A. Teitel

Title (respectively): Vice President and Treasurer; Vice President, Finance; Vice President and Treasurer; Vice President and Treasurer; Vice President, Finance; Vice President, Finance; President; Vice President and Treasurer; President; Vice President, Finance; President; Vice President, Finance; Vice President, Finance; Vice President, Finance; President; Vice President, Finance; Vice President, Finance; General Manager; Vice President; Vice President, Finance

Signature Page to Thirteenth Supplemental Indenture 7.875% Notes due 2016

GUARANTORS (continued):

BIOSITE INCORPORATED
CHOLESTECH CORPORATION
FIRST CHECK DIAGNOSTICS CORP.
FIRST CHECK ECOM, INC.
ALERE WELLBEING, INC.
HEMOSENSE, INC.
INNOVACON, INC.
INSTANT TECHNOLOGIES, INC.
INVERNESS MEDICAL, LLC
IVC INDUSTRIES, INC.
QUALITY ASSURED SERVICES, INC.
REDWOOD TOXICOLOGY LABORATORY
RMD NETWORKS, INC.
RTL HOLDINGS, INC.
SELFCARE TECHNOLOGY, INC.
WAMPOLE LABORATORIES, LLC
ZYCARE, INC.

By:	/s/ David A. Teitel
	Name:	David A. Teitel

Title (respectively): Vice President, Finance; Vice President, Finance; Vice President, Finance; Vice President; Vice President, Finance and Treasurer; Treasurer; Vice President, Finance; Vice President, Finance; Vice President, Finance; Vice President; Vice President, Finance; Vice President, Finance; Vice President, Finance and Treasurer; Vice President, Finance; Vice President, Finance; President; Vice President; Chief Financial Officer and Treasurer

Signature Page to Thirteenth Supplemental Indenture 7.875% Notes due 2016

GUARANTORS (continued): ALERE TOXICOLOGY SERVICES, INC. LABORATORY SPECIALISTS OF AMERICA, INC. SCIENTIFIC TESTING LABORATORIES, INC.
By:	/s/ Ellen V. Chiniara
	Name:	Ellen V. Chiniara
Title (respectively): Secretary; Secretary; Secretary
Signature Page to Thirteenth Supplemental Indenture 7.875% Notes due 2016

TRUSTEE: BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Raymond K. O’Neil
	Name:	Raymond K. O’Neil
	Title:	Senior Associate
Signature Page to Thirteenth Supplemental Indenture 7.875% Notes due 2016